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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our reports, dated May 10, 1999, relating to the March 31, 1999 consolidated statements of income, shareholders' equity and cash flows and Schedule II of PEMSTAR Inc. We also consent to the reference to our Firm under the captions "Selected Consolidated Financial Data," and "Experts" in the Prospectus.


                                              /s/ McGladrey & Pullen, LLP

Rochester, Minnesota
June 7, 2001